Exhibit 10.12

THIRD Amendment

to SECOND AMENDED AND RESTATED

Loan and security agreement

This Third Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of October 31, 2017, by and between Silicon Valley Bank (“Bank”) and Sensus Healthcare, Inc. (f/k/a Sensus Healthcare, LLC), a Delaware corporation (“Borrower”), whose address is 851 Broken Sound Parkway NW, Suite 215, Boca Raton, FL 33487.

Recitals

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of September 21, 2016 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) increase the size of the Revolving Line, (ii) extend the maturity date of the Revolving Line, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Revolving Advances). Section 2.1.1(a) is deleted in its entirety and replaced with the following:

(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

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2.2 Section 2.2 (Overadvances). Section 2.2 is deleted in its entirety and replaced with the following:

2.2 Overadvances. If, at any time, the outstanding principal amount of the aggregate Advances exceeds the lesser of either (a) the Revolving Line or (b) (i) the Borrowing Base plus (ii) the Non-Formula Amount, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.00%).

2.3 Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a) is deleted in its entirety and replaced with the following:

(a)  Interest Rate.

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line (other than Non-Formula Advances) shall accrue interest at a floating per annum rate equal to (i) during any Streamline Period, three-quarters of one percentage point (0.75%) above the Prime Rate, and (ii) during any Non-Streamline Period, one and one-half percentage points (1.50%) above the Prime Rate, in either case, which interest shall be payable monthly in accordance with Section 2.3(d) below.

(ii) Non-Formula Advances. Subject to Section 2.3(b), the outstanding principal amount of the Non-Formula Advances shall accrue interest at a floating per annum rate equal to one and one-half percentage points (1.50%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(d) below.

2.4 Section 2.4 (Fees). Subsection (e) of Section 2.4 is re-lettered to be subsection (f) and the following new subsection (e) is hereby inserted immediately following subsection (d):

(e) Revolving Line Facility Fee. A non-refundable facility fee of Thirty-Three Thousand Dollars ($33,000), fully earned as of the Third Amendment Effective Date, and payable as follows: (i) Sixteen Thousand Five Hundred Dollars ($16,500), shall be due and payable on the Third Amendment Effective Date, and (ii) Sixteen Thousand Five Hundred Dollars ($16,500), shall be due and payable on the first anniversary of the Third Amendment Effective Date (or any earlier termination of the Revolving Line);

2.5 Section 2.6 (Lockbox; Account Collection Services). Subsection (c) of Section 2.6 is amended by adding the phrase “subject to Bank’s right to maintain a reserve pursuant to Section 6.3(g),” immediately after the phrase “Following the Lockbox Triggering Event,” in the first sentence thereof.

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2.6 Section 3.2 (Conditions Precedent to all Credit Extensions). Sections 3.2(a) and (b) are deleted in their entirety and replaced with the following:

(a) timely receipt of the Credit Extension request and any materials and documents required by Section 3.4;

(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”

2.7 Section 3.4 (Procedures for Borrowing). Section 3.4 is deleted in its entirety and replaced with the following:

3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Pacific time on the Funding Date of the Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances. In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.

2.8 Section 5.3 (Accounts Receivable). Section 5.3(b) is amended by deleting “Transaction Report” in the second sentence thereof and substituting “Borrowing Base Report” therefor.

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2.9 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a) is deleted in its entirety and replaced with the following:

(a) a Borrowing Base Report (and any schedules related thereto and including a detailed accounts receivable ledger and any other information requested by Bank with respect to Borrower’s Accounts) within thirty (30) days after the end of each month;

2.10 Section 6.3 (Accounts Receivable). Section 6.3(e) is deleted in its entirety and replaced with the following:

(e) Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit.

2.11 Section 6.3 (Accounts Receivable). Section 6.3 is hereby amended by inserting the following appearing as subsection (g) thereto:

(g) Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Lockbox that are not applied to the Obligations pursuant to Section 2.6(c) above (including amounts otherwise required to be transferred to the Designated Deposit Account when a Streamline Period is in effect) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.

2.12 Section 6.13 (Online Banking). Section 6.13 is hereby inserted immediately following Section 6.12:

6.13 Online Banking.

(a) Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

(b) Comply with the terms of the “Banking Terms and Conditions” and ensure that all persons utilizing the online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via the online banking platform and to further assume that any submissions or requests made via the online banking platform have been duly authorized by an Administrator.

2.13 Section 8.2 (Covenant Default). Section 8.2(a) is amended by deleting “or 6.10(b)” and substituting “6.10(b), or 6.13” therefor.

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2.14 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) (A) the Borrowing Base plus (B) the Non-Formula Amount, minus (b) the outstanding principal balance of any Advances. Any Advances made in excess of the Borrowing Base shall be deemed to be “Non-Formula Advances”.

“Borrowing Base” is eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank has the right to decrease the foregoing percentage in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Revolving Line” is an aggregate principal amount equal to Five Million Dollars ($5,000,000).

“Revolving Line Maturity Date” is the second anniversary of the Third Amendment Effective Date.

2.15 Section 13 (Definitions). The preamble in the definition of Eligible Accounts set forth in Section 13.1 is deleted in its entirety and replaced with the following:

“Eligible Accounts” means Accounts owing to Borrower which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, that have been, at the option of Bank, confirmed in accordance with Section 6.3(e) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its good faith business judgment. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

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2.16 Section 13 (Definitions). Clause (v) of the defined term “Eligible Accounts” in Section 13.1 is amended by deleting “except for [* * *], and [* * *]” and replacing such phrase with “except for [* * *], [* * *], and [* * *]”.

2.17 Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:

“Administrator” is an individual that is named:

(a) as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in the “Banking Terms and Conditions”) on behalf of Borrower; and

(b) as an Authorized Signer of Borrower in an approval by the Board.

“Board” is Borrower’s Board of Directors.

“Borrowing Base Report” is that certain report of the value of certain Collateral in the form specified by Bank to Borrower from time to time.

“Non-Formula Advance” is defined in the definition of Availability Amount.

“Non-Formula Amount” is an amount equal to (a) at all times that Borrower maintains an Adjusted Quick Ratio, tested monthly, of at least 1.50 to 1.00, Two Million Five Hundred Thousand Dollars ($2,500,000), and (b) at all times that Borrower maintains an Adjusted Quick Ratio, tested monthly, of less than 1.50 to 1.00, Zero Dollars ($0).

“Third Amendment Effective Date” is October 31, 2017.

2.18 Section 13 (Definitions). The following defined term set forth in Section 13.1 is deleted in its entirety:

“Transaction Report”

2.19 Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Exhibit B attached hereto.

2.20 Exhibit C. The Transaction Report (as defined in the Loan Agreement until the date of this Amendment) appearing as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with the following: “Exhibit C – Intentionally Omitted”.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

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3.  Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.  Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

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4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.  Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or about September 14, 2016, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.  Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.  Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.  Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of the revolving line facility fee in an amount equal to Sixteen Thousand Five Hundred Dollars ($16,500) pursuant to Section 2.4(e)(i) of the Loan Agreement (as amended hereby), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Scott McCarty Name: Scott McCarty Title: Director	Sensus Healthcare, Inc. By: /s/ Arthur Levine Name: Arthur Levine Title: CFO

[Signature Page to Third Amendment to
Second Amended and Restated Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM: SENSUS HEALTHCARE, INC.

The undersigned authorized officer of SENSUS HEALTHCARE, INC. (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Monthly within 30 days	Yes No
Borrowing Base Report	Monthly within 30 days	Yes No
A/R & A/P Agings, Deferred Revenue report	Monthly within 30 days	Yes No
Annual Financial Projections	FYE within 30 days and as updated	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Adjusted Quick Ratio	1.35:1.00	____:1.00	Yes No

Lockbox; Streamline Period; Non-Formula Availability		Applies
AQR ≥ 2.00:1.00*	No Lockbox Required; Streamline Period; Non-Formula = $2,500,000	Yes No
2.00:1.00 > AQR ≥ 1.50:1.00*	Lockbox Required; Streamline Period; Non-Formula = $2,500,000	Yes No
AQR < 1.50:1.00	Lockbox Required; Non-Streamline Period; Non-Formula = $0	Yes No

*	At all times during the applicable Testing Month

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Sensus Healthcare, Inc.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:
Title:	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

	I.	Adjusted Quick Ratio

Required:		1.35:1.00 (For financial covenants)
2.00:1.00 (For Lockbox to not be required)
1.50:1.00 (For Streamline Period eligibility (at all times during the applicable Testing Month) and Non-Formula availability)

Actual:

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower maintained with Bank	$

B.	Aggregate value of the net billed accounts receivable of Borrower	$

C.	Quick Assets (the sum of lines A and B)	$

D.	Aggregate value of Obligations to Bank	$

E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness and the current portion of Subordinated Debt, and not otherwise reflected in line D above that matures within one (1) year	$

F.	Current Liabilities (the sum of lines D and E)	$

G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$

H.	Line F minus line G	$

I.	Adjusted Quick Ratio (line C divided by line H)		:1.00

Is line I equal to or greater than 1.35:1.00?

No: Not in compliance	Yes: In Compliance

Has line I been equal to or greater than 2.00:1.00 at all times during the term of this Agreement?

No: Lockbox is required	Yes: Lockbox is not required

Was line I equal to or greater than 1.50:1.00 at all times during the applicable Testing Month?

No: Non-Streamline Period; Non-Formula = $0	Yes: Streamline Period; Non-Formula = $2,500,000